                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-4 and related Prospectus of F.N.B. Corporation for the registration of 16,500,000 shares of its common stock and to the incorporation by reference therein of our report dated February 5, 2001, with respect to the consolidated financial statements of F.N.B. Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

/S/ ERNST & YOUNG LLP

Birmingham, Alabama
July 31, 2001